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                                                                     EXHIBIT 12



                            JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                FIXED CHARGES
                            (dollars in millions)



                                                                        For the Year Ended
                                                                        September 30, 1996
                                                                        ------------------
Net Income                                                                     $234.7
Provision for income taxes                                                      181.6
Minority interest in earnings of consolidated subsidiaries                       26.5
Undistributed earnings of partially-owned affiliates                             (2.3)
Amortization of previously capitalized interest                                   3.8
                                                                               ------
                                                                                444.3

Fixed charges:
  Interest incurred and amortization of debt expense                             87.2
  Estimated portion of rent expense                                              34.3
                                                                               ------
Fixed charges                                                                   121.5
Less:  Interest capitalized during period                                        (7.5)
                                                                               ------
                                                                                114.0
                                                                               ------

Earnings                                                                       $558.3
                                                                               ======


Ratio of earnings to fixed charges                                                4.6
                                                                               ======

        For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings of recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus
(c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.





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